Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES RECORD FOURTH-QUARTER RESULTS
Net income improves 47.1% from 2010 quarter on 15.9% increase in operating revenue

Marten Transport, Ltd. (Nasdaq:MRTN) today reported net income of $7.7 million for the fourth quarter ended December 31, 2011, a 47.1% increase from $5.2 million a year earlier and the highest net income for any quarter in the Company’s history.  Earnings per diluted share were 35 cents, compared with 24 cents for the fourth quarter of 2010.  It was the Company’s seventh consecutive year-over-year increase in quarterly profitability.

For 2011, net income increased 23.0% to $24.3 million, or $1.10 per diluted share, compared with $19.7 million, or 90 cents per diluted share, in 2010.

Operating revenue, consisting of revenue from truckload and logistics operations, increased 15.9% to $158.3 million in the fourth quarter of 2011 from $136.6 million in the 2010 quarter.  For 2011, operating revenue increased 16.8% to $603.7 million from $516.9 million in 2010.

Operating revenue, net of fuel surcharges, increased 11.3% to $128.8 million in the 2011 quarter from $115.8 million in the 2010 quarter, and increased 11.3% to $490.7 million in 2011 from $441.0 million in 2010.  Reflecting substantially higher fuel prices, fuel surcharges increased to $29.5 million for the fourth quarter of 2011 from $20.8 million in the 2010 quarter, and increased to $113.0 million for 2011 from $75.9 million for 2010.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, improved to 89.9% for the fourth quarter of 2011 from 92.2% for the fourth quarter of 2010, and improved to 91.2% for 2011 from 92.0% for 2010.

 “We are pleased that our long-term strategic planning is driving our continued profitability growth,” said Randolph L. Marten, Chairman and Chief Executive Officer.  “Over the past year, we have emphasized developing a diverse customer base that gains value from and expands each of our operating units.  Our logistics revenue, net of intermodal fuel surcharges, grew by $17.7 million, or 15.3%, this year.  Our expanding regional operations contributed to a 6.5% increase over last year in our average truckload revenue per tractor per week, net of fuel surcharges – our main measure of asset productivity.  We have increased our regional operations to 64.7% of our truckload fleet as of December 31, 2011, from 51.8% as of a year earlier.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States.  Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment.  Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers.  Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED BALANCE SHEETS
 (Unaudited)

(In thousands, except share information)	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$20,821	$5,306
Marketable securities	-	138
Receivables:
Trade, net	59,385	51,094
Other	3,430	12,968
Prepaid expenses and other	15,426	13,406
Deferred income taxes	2,738	4,794
Total current assets	101,800	87,706
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	523,974	515,622
Accumulated depreciation	(155,774)	(143,563)
Net property and equipment	368,200	372,059
Other assets	579	543
TOTAL ASSETS	$470,579	$460,308
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks issued in excess of cash balances	$-	$1,066
Accounts payable and accrued liabilities	33,343	30,524
Insurance and claims accruals	13,042	17,653
Current maturities of long-term debt	-	19,346
Total current liabilities	46,385	68,589
Deferred income taxes	103,835	95,815
Total liabilities	150,220	164,404
Stockholders’ equity:
Marten Transport, Ltd. stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 48,000,000 shares authorized; 21,984,597 shares at December 31, 2011, and 21,950,252 shares at December 31, 2010, issued and outstanding	220	220
Additional paid-in capital	80,078	78,428
Retained earnings	237,872	215,345
Total Marten Transport, Ltd. stockholders’ equity	318,170	293,993
Noncontrolling interest	2,189	1,911
Total stockholders’ equity	320,359	295,904
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$470,579	$460,308

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except per share information)	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
OPERATING REVENUE	$158,340	$136,572	$603,679	$516,920
OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	39,359	34,366	147,646	131,519
Purchased transportation	30,970	30,028	120,332	110,408
Fuel and fuel taxes	39,750	30,609	155,595	114,927
Supplies and maintenance	9,845	9,335	40,311	35,218
Depreciation	15,173	13,383	57,531	51,916
Operating taxes and licenses	1,796	1,638	6,373	6,222
Insurance and claims	4,840	4,324	18,170	16,573
Communications and utilities	1,209	954	4,605	3,964
Gain on disposition of revenue equipment	(981)	(298)	(3,800)	(1,110)
Other	3,428	3,157	13,886	11,994
Total operating expenses	145,389	127,496	560,649	481,631
OPERATING INCOME	12,951	9,076	43,030	35,289
NET INTEREST (INCOME) EXPENSE	(18)	10	(24)	(26)
INCOME BEFORE INCOME TAXES	12,969	9,066	43,054	35,315
Less: Income before income taxes attributable to noncontrolling interest	99	266	807	631
INCOME BEFORE INCOME TAXES
ATTRIBUTABLE TO MARTEN
TRANSPORT, LTD.	12,870	8,800	42,247	34,684
PROVISION FOR INCOME TAXES	5,207	3,590	17,962	14,942
NET INCOME	$7,663	$5,210	$24,285	$19,742
BASIC EARNINGS PER COMMON SHARE	$0.35	$0.24	$1.10	$0.90
DILUTED EARNINGS PER COMMON SHARE	$0.35	$0.24	$1.10	$0.90
DIVIDENDS PAID PER COMMON SHARE	$0.02	$0.02	$0.08	$0.04

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended December 31,		Dollar Change Three Months Ended December 31,	Percentage Change Three Months Ended December 31,
(Dollars in thousands)	2011	2010	2011 vs. 2010	2011 vs. 2010
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$94,174	$82,935	$11,239	13.6%
Truckload fuel surcharge revenue	25,597	18,292	7,305	39.9
Total Truckload revenue	119,771	101,227	18,544	18.3
Logistics revenue, net of intermodal fuel surcharge revenue	34,669	32,859	1,810	5.5
Intermodal fuel surcharge revenue	3,900	2,486	1,414	56.9
Total Logistics revenue	38,569	35,345	3,224	9.1
Total operating revenue	$158,340	$136,572	$21,768	15.9%
Operating income:
Truckload	$11,201	$6,921	$4,280	61.8%
Logistics	1,750	2,155	(405)	(18.8)
Total operating income	$12,951	$9,076	$3,875	42.7%
Operating ratio:
Truckload	90.6%	93.2%		(2.8)%
Logistics	95.5	93.9		1.7
Consolidated operating ratio	91.8%	93.4%		(1.7)%

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

	Year Ended December 31,		Dollar Change Year Ended December 31,	Percentage Change Year Ended December 31,
(Dollars in thousands)	2011	2010	2011 vs. 2010	2011 vs. 2010
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$357,787	$325,791	$31,996	9.8%
Truckload fuel surcharge revenue	98,060	66,973	31,087	46.4
Total Truckload revenue	455,847	392,764	63,083	16.1
Logistics revenue, net of intermodal fuel surcharge revenue	132,890	115,223	17,667	15.3
Intermodal fuel surcharge revenue	14,942	8,933	6,009	67.3
Total Logistics revenue	147,832	124,156	23,676	19.1
Total operating revenue	$603,679	$516,920	$86,759	16.8%
Operating income:
Truckload	$35,298	$28,680	$6,618	23.1%
Logistics	7,732	6,609	1,123	17.0
Total operating income	$43,030	$35,289	$7,741	21.9%
Operating ratio:
Truckload	92.3%	92.7%		(0.4)%
Logistics	94.8	94.7		0.1
Consolidated operating ratio	92.9%	93.2%		(0.3)%

MARTEN TRANSPORT, LTD.
OPERATING STATISTICS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Truckload Segment:
Total Truckload revenue (in thousands)	$119,771	$101,227	$455,847	$392,764
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$3,219	$3,010	$3,162	$2,968
Average tractors(1)	2,226	2,096	2,170	2,105
Average miles per trip	617	630	626	655
Non-revenue miles percentage(2)	10.6%	10.1%	10.8%	9.6%
Total miles – company-employed drivers (in thousands)	52,753	48,754	202,836	193,342
Total miles – independent contractors (in thousands)	1,253	2,422	6,841	13,776
Logistics Segment:
Total Logistics revenue (in thousands)	$38,569	$35,345	$147,832	$124,156
Brokerage:
Marten Transport
Revenue (in thousands)	$12,559	$12,524	$48,354	$41,219
Loads	6,927	6,042	25,412	21,896
MWL
Revenue (in thousands)	$9,009	$9,926	$34,463	$35,247
Loads	4,015	4,355	17,194	18,704
Intermodal:
Revenue (in thousands)	$17,001	$12,895	$65,015	$47,690
Loads	6,238	5,395	24,302	20,150
Average tractors	79	68	75	67
At December 31, 2011 and December 31, 2010:
Total tractors(1)	2,281	2,146
Average age of company tractors (in years)	2.6	2.5
Total trailers	4,124	3,928
Average age of company trailers (in years)	2.4	2.8
Ratio of trailers to tractors(1)	1.8	1.8

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2011	2010	2011	2010
Net cash provided by operating activities	$25,462	$18,609	$86,206	$64,522
Net cash used for investing activities	24,199	9,872	48,271	81,181
Weighted average shares outstanding:
Basic	21,985	21,945	21,979	21,927
Diluted	22,062	22,063	22,075	22,031

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 48 and 86 tractors as of December 31, 2011, and 2010, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.